Exhibit 99.1

News Release
For immediate release

Christy McElroy
904 598 7616
ChristyMcElroy@regencycenters.com

Regency Centers to Present at

Nareit’s REITweek: 2022 Investor Conference

JACKSONVILLE, FL (June 2, 2022) – Regency Centers Corporation (“Regency” or the “Company”) (NASDAQ:REG) today announced that Lisa Palmer, President and Chief Executive Officer, is scheduled to present at the Nareit REITweek Investor Conference on Wednesday, June 8, 2022, at 2:00 pm ET. To listen to the presentation, please use the webcast information provided below. A link to the webcast will be available for replay for 90 days on the Investor Relations page of the Company’s website at investors.regencycenters.com.

Regency Centers Presentation
Date:	Wednesday June 8, 2022
Time:	2:00 pm - 2:30 pm ET
Speaker:	Lisa Palmer, President & CEO
Webcast Link:	Regency Centers Presentation Link

About Regency Centers Corporation (NASDAQ: REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.